UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

Dorman Products, Inc.

(Exact name of registrant as specified in charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania	18915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company’s shareholders was held on May 14, 2013. During this Annual Meeting, shareholders were asked to consider and vote upon two proposals: (1) to elect five of the Company’s five nominees as directors, each to serve for a term of one year to expire at the next annual meeting of shareholders and until his successor has been selected and qualified or his earlier, death, resignation or removal, and (2) to ratify KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year. The proposals above are described in detail in the Company’s proxy statement dated April 3, 2013.

On the record date of March 22, 2013, there were 36,479,128 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. For each proposal, the results of the shareholder voting were as follows:

1.	The following nominees were elected to serve as directors for a term of one year to expire at the next annual meeting of shareholders and until his successor has been selected and qualified or his earlier, death, resignation or removal based upon the following votes:

Name	For	Withhold Authority
Steven L. Berman	32,542,767	502,680
Robert M. Lynch	32,560,142	485,305
Paul R. Lederer	32,110,385	935,062
Edgar W. Levin	32,106,885	938,562
Richard T. Riley	32,381,505	663,942

Broker Non-Votes for the election of directors totaled 2,382,636.

2.	KPMG LLP was ratified as the Company’s independent public accounting firm for the 2013 fiscal year based upon the following votes:

For	Against	Abstain
34,033,127	1,327,283	67,473

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: May 15, 2013	By:	/s/ Matthew Kohnke
		Name:	Matthew Kohnke
		Title:	Chief Financial Officer